                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                    TENDER OF SHARES OF CLASS A COMMON STOCK
                                      AND
                         SHARES OF CLASS B COMMON STOCK

                                       OF

                      BERINGER WINE ESTATES HOLDINGS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing (i) shares of Class A common stock, par value $0.01 per share (the
"Class A Shares"), of Beringer Wine Estates Holdings, Inc. ("Beringer") or
(ii) shares of Class B common stock, par value $0.01 per share (the "Class B
Shares" and, together with the Class A Shares, the "Shares") of Beringer, are not immediately available or time will not permit all required documents to reach Equiserve, L.P. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed
Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                EQUISERVE, L.P.

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
          BY MAIL:                       BY HAND:                 BY OVERNIGHT CARRIER:
       Equiserve, L.P.             Securities Transfer &             Equiserve, L.P.
   Attn: Corporate Actions               Reporting                 Mail Stop 45-01-40
        P.O. Box 8029                 Services, Inc.                150 Royall Street
    Boston, MA 02266-8029           c/o Equiserve, L.P.             Canton, MA 02021
                               100 William Street, Galleria
                                    New York, NY 10038

                                BY FACSIMILE TRANSMISSION:
                                      (781) 575-2233
                                      FOR INFORMATION
                                        TELEPHONE:
                                      (781) 575-3400
                                      (Call Collect)

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Bordeaux Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Foster's Brewing Group
Limited, a company organized under the laws of the State of South Australia, Commonwealth of Australia, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 1, 2000 (the "Offer to
Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Class A Shares: ______________________________________________________

Number of Class B Shares: ______________________________________________________

Class A Certificate No(s). (if available): _____________________________________

Class B Certificate No(s). (if available): _____________________________________

If Share(s) will be tendered by book-entry transfer, check the box. / /

Account Number: ____

Date: ___________________ Area Code and Telephone Number(s): ___________________

Name(s) of Record Holder(s): ___________________________________________________
                                 (PLEASE PRINT)

Signature(s): __________________________________________________________________

Address(es): ___________________________________________________________________
                                   (ZIP CODE)

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
                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to Be Used for Signature Guarantee)

    The undersigned, a firm that is a participant in the Security Transfer
Agent's Medallion Program, the New York Stock Exchange Guaranty Program or the
Stock Exchange Medallion program, hereby guarantees to deliver to the Depositary, either the certificates evidencing the Shares (the "Certificates") tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust
Company, with delivery of a Letter of Transmittal (or manually signed facsimile thereof), properly completed and duly executed, and any other required documents, all within three Nasdaq trading days of the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:                                              Authorized Signature
                                                                   Name:
Address:                                                       Type or Print
                  Zip Code                     Title:
Area Code and Tel. No:                         Dated , 2000

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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